UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 8, 2004

Theravance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30319	94-3265960
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 Gateway Boulevard, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (650) 808-6000

Same

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On October 8, 2004, contemporaneously with the closing of its initial public offering, Theravance, Inc. sold 433,757 shares of its Class A common stock to SmithKline Beecham Corporation, an affiliate of GlaxoSmithKline (“GSK”), in a private transaction. The Class A shares were sold at $16 per share, the same per share price to the public in Theravance’s initial public offering, for aggregate proceeds of $6,940,112.

Shares of Class A common stock are held only by GSK and its affiliates. GSK may convert each share of Class A common stock into one share of common stock on or after the call/put termination date for Theravance common stock. As more fully described in the “Description of Capital Stock” section of Theravance’s Registration Statement on Form S-1 (File No. 333-116384), the call/put termination date for Theravance’s common stock is the date of redemption of Theravance’s common stock pursuant to the call on the common stock or, in the alternative, on the close of business on the last day in which the put on the common stock can be exercised.

Item 8.01 Other Events

On October 8, 2004, Theravance, Inc. closed its initial public offering with the sale of 7,072,500 shares of its common stock, which number of shares included the underwriters’ full exercise of their option to purchase up to 922,500 shares to cover over-allotments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC

Date: October 8, 2004	By:	/S/ RICK E WINNINGHAM
Rick E Winningham
Chief Executive Officer